EXHIBIT 10.1

SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement (the “Agreement”) is entered into as of September 22, 2004, effective as of August 31, 2004, by and among SILICON VALLEY BANK (“Bank” or “Lender”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 11600 Sunrise Valley Drive, Suite 400, Reston, Virginia 20191 and MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850 (the “Company”), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware whose address is 9715 Key West Avenue, Rockville, Maryland 20850, and any Persons who are now or hereafter made parties to the Loan Agreement (as hereinafter defined) (each a “Borrower” and collectively, “Borrowers”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Loan and Security Agreement dated April 12, 2002, (as may be amended from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Five Million Dollars ($5,000,000) (the “Equipment Facility”). In addition, pursuant to that certain Loan Agreement dated January 14, 2003 by and among the Borrowers and Bank, Bank has agreed to make a revolving line of credit (the “Revolving Facility”) to Borrowers in the maximum principal amount of Twenty Million Dollars ($20,000,000) which amount was reduced to Fifteen Million Dollars ($15,000,000) pursuant to that certain Third Amendment to Loan Agreement, dated March 31, 2004. Hereinafter, all indebtedness owing by Borrowers to Lender under the Equipment Facility shall be referred to as the “Indebtedness.” Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness shall be secured by the Collateral described in the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. MODIFICATIONS TO LOAN AGREEMENT.

          (a) Section 6.3 (b) of the Loan Agreement is amended and restated in its entirety as follows:

          6.3 Financial Covenants.

          Borrowers will maintain as of the last day of each fiscal quarter:

               (b) Tangible Net Worth. A Tangible Net Worth of at least $120,000,000 as of the quarters ending August 31, 2004, November 30, 2004, and February 28, 2005, and thereafter at such levels as agreed to by Bank based upon the Company’s projections which are delivered to Bank on or before March 31, 2005.

          (b) The definition of “Total Liabilities” set forth in Section 13.1 of the Loan Agreement is amended and restated in its entirety as follows:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities of the Company and its consolidated Subsidiaries, including all Indebtedness, and the current portion of Subordinated Debt, if any, that Borrowers are allowed to pay under Section 7.8 hereof, but only to the extent the Borrowers have notified Bank in writing that they plan to make such a payment, but excluding all other Subordinated Debt and accruals related to restructuring and exit activities in an amount not to exceed Ten Million Dollars ($10,000,000) per fiscal quarter.

(c)	Exhibit C to the Loan Agreement is replaced in its entirety with Exhibit C attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWERS. Borrowers agree that they have no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     This Agreement is executed as of the date first written above.

BORROWERS:

MANUGISTICS GROUP, INC.

By:	/s/ Raghavan Rajaji Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

MANUGISTICS, INC.

By:	/s/ Raghavan Rajaji Name: Raghavan Rajaji
Title: Executive Vice President and Chief Financial Officer

LENDER:

SILICON VALLEY BANK

By:	/s/ Megan Scheffel
Name: Megan Scheffel
Title: Vice President

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	MANUGISTICS GROUP, INC.

     The undersigned authorized officer of Manugistics Group, Inc. (“Company”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending    with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly Financial Statement + CC	Quarterly within 50 days	Yes No
Annual Financial Statement	FYE within 120 days	Yes No

Financial Covenant	Required	Actual	Complies
Measured Quarterly:
Adjusted Quick Ratio,	2.00 to 1.00	___to 1.00	Yes No
Minimum Tangible Net Worth
8/31/04	$120,000,000	$	Yes No
11/30/04	$120,000,000	$	Yes No
2/28/05 and at all times thereafter	$120,000,000	$	Yes No
	plus 50% of net
	quarterly GAAP profit

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:

Sincerely,		AUTHORIZED SIGNER

Date:

Verified:

Signature		AUTHORIZED SIGNER

Date:

Title

	Compliance Status:	Yes	No

Date

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